QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

ROSETTA INPHARMATICS ANNOUNCES POSTPONEMENT
OF ANNUAL MEETING

    Kirkland, Wash.—May 14, 2001—Rosetta Inpharmatics, Inc. (NASDAQ:RSTA) today announced that its Annual Meeting of Stockholders, originally scheduled to be held at 9:00 a.m. on Wednesday, May 16, 2001, has been postponed. The postponement was made in connection with an agreement between Rosetta and Merck & Co., Inc., under which Merck will acquire Rosetta in a tax-free reorganization. This acquisition was announced on May 11, 2001 in a joint press release by Rosetta and Merck.

    Rosetta will notify stockholders of the time and location of the rescheduled Annual Meeting when they are determined.

    This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the acquisition to close due to the failure to obtain regulatory or other approvals; failure of the Rosetta stockholders to approve the acquisition; the risk that the Rosetta business will not be integrated successfully into Merck and unanticipated costs of such integration; and failure to successfully manage relationships with customers, suppliers and strategic partners during the pendency of and following the transaction. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect Merck's and Rosetta's businesses, particularly those mentioned in the cautionary statements in Item 1 of each company's Form 10-K for the year ended Dec. 31, 2000, and in each company's periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

Contact:

    Cathy Corley
    Investor Relations Director
    Rosetta Inpharmatics
    425-636-6394

QuickLinks

Exhibit 99.1
ROSETTA INPHARMATICS ANNOUNCES POSTPONEMENT OF ANNUAL MEETING